    As filed with the Securities and Exchange Commission on March 24, 1997
                                                Registration No. 333-15933
------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                  AMENDMENT NO. 2 TO
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                                    MAGNETEK, INC.
                (Exact name of registrant as specified in its charter)

    DELAWARE                                               95-3917584
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification Number)

                                 26 Century Boulevard
                                   P.O. Box 290159
                           Nashville, Tennessee  37229-0159
                                    (615) 316-5100
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------------
                                SAMUEL A. MILEY, ESQ.
                    Vice President, General Counsel and Secretary
                                    MagneTek, Inc.
                                 26 Century Boulevard
                                   P.O. Box 290159
                           Nashville, Tennessee  37229-0159
                                    (615) 316-5100
               (Name, address, including zip code and telephone number,
                      including area code, of agent for service)
                               -----------------------
                                       COPY TO:
                                JENNIFER BELLAH, ESQ.
                             Gibson, Dunn & Crutcher LLP
                                333 South Grand Avenue
                         Los Angeles, California  90071-3197
                                    (213) 229-7000


           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE        PROPOSED MAXIMUM               PROPOSED MAXIMUM            AMOUNT OF
        TO BE REGISTERED               REGISTERED     OFFERING PRICE PER UNIT(1)    AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock ($.01 par value)     750,000 shares(2)          $10.875                       $8,156,250                 $2,472
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

   (1) Estimated solely for the purpose of determining the registration fee. Calculated on the basis of the average of the high and low reported prices of the Registrant's Common Stock on the New York Stock Exchange on November 6, 1996.

   (2) Includes 750,000 Preferred Stock Purchase Rights, one of which attaches to each share of Common Stock issued, pursuant to the Rights Agreement dated as of March 4, 1997, by and between MagneTek, Inc. and The Bank of New York, as Rights Agent.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                     SUBJECT TO COMPLETION, DATED MARCH 24, 1997

PROSPECTUS
                                    MAGNETEK, INC.
                                     Common Stock
                                   ($.01 par value)

                                    750,000 Shares

         This Prospectus relates to 750,000 shares (the "Securities") of Common Stock, par value $.01 per share ("Common Stock") (including 750,000 Preferred Stock Purchase Rights, one of which attaches to each share of Common Stock issued, pursuant to the Rights Agreement dated as of March 4, 1997, by and between MagneTek, Inc., a Delaware corporation (the "Company") and The Bank of New York, as Rights Agent), of the Company, which may be offered for sale from time to time by Firstar Trust Company (the "Selling Stockholder"), as trustee under the MagneTek Employee Benefit Plan Master Trust Agreement ("Trust"), the funding vehicle for the MagneTek, Inc. FlexCare Plus Retirement Pension Plan (the "Pension Plan"). The Company is registering the Securities in order to provide the Selling Stockholder with freely tradable securities pursuant to a Registration Rights Agreement dated as of June 28, 1996 (the "Registration Rights Agreement") between the Company and the Pension Plan's Investment Manager with respect to the Securities, U.S. Trust Company of California, N.A., a national banking association ("U.S. Trust"). The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholder. The Company is generally required to bear the expenses of the registration of the shares of Common Stock offered hereby, including, without limitation, registration fees and legal and accounting fees. Underwriting discounts, commissions and fees and transfer taxes will be the responsibility of the Selling Stockholder. See "Selling Stockholder."

         The Common Stock is listed on the New York Stock Exchange under the symbol "MAG." On February 28, 1997, the last reported sale price per share of the Common Stock, as quoted on the New York Stock Exchange, was $16.625.

         SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE SECURITIES.

         The Selling Stockholder may from time to time offer and sell the Securities held by it directly or through agents or broker-dealers on terms, including the price per share, to be determined at the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement.
The Selling Stockholder reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Securities to be made directly or through agents.

         The Company will not receive any proceeds from the sale of the Securities by the Selling Stockholder but has agreed to bear certain expenses of registration of the Securities under Federal and state securities laws, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

         The Selling Stockholder and any agents or broker-dealers that participate with the Selling Stockholder in the distribution of Securities may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."
                           ________________________________

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
              SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
                   COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                       OF THIS PROSPECTUS.  ANY REPRESENTATION
                        TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           _______________________________

              The date of this Prospectus is                     , 1997.

                                AVAILABLE INFORMATION

          The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act, covering the Securities covered by this Prospectus. This Prospectus omits certain information and exhibits included in the Registration Statement, copies of which may be obtained upon payment of a fee prescribed by the Commission or may be examined free of charge at the principal office of the Commission in Washington, D.C. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Common Shares offered hereby, reference is hereby made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C., and copies of the Registration Statement or any part thereof may be obtained from such office, upon payment of the fees prescribed by the Commission.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60661 and at 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is listed on the New York Stock Exchange, and the reports, proxy and information statements and other information filed by the Company with the New York Stock Exchange can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


          The following documents filed by the Company with the Commission (File No. 1-10233) are by this reference incorporated in and made a part of this
Prospectus:  (i) the Annual Report on Form 10-K for the fiscal year ended
June 30, 1996; (ii) the Current Reports on Form 8-K filed on July 31, 1996, August 26, 1996 and March 14, 1997 and the Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996 and December 31, 1996; (iii) the description of the Company's Common Stock contained in its Registration Statements on Form 8-A filed April 21, 1989 and March 14, 1997; and (iv) all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
 Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


          Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or into this Prospectus) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon a written or oral request to MagneTek, Inc.,
Attention: Corporate Secretary, 26 Century Boulevard, P.O. Box 290159, Nashville, Tennessee 37229-0159, telephone number (615) 316-5100.

                                     THE COMPANY


          The Company manufactures and markets a diverse group of electrical equipment products. The Company currently operates in three business segments:
Motors & Controls, which includes fractional and integral horsepower electric motors, medium voltage generators and electronic variable speed drives; Lighting Products, including magnetic and electronic lighting ballasts; and Power Supplies including electronic power supplies and small transformer products.

          The Company was incorporated in Delaware in June, 1984. The principal executive offices of the Company are located at 26 Century Boulevard, Nashville, Tennessee 37229-0159, telephone number (615) 316-5100.

                                     THE OFFERING


     Common Stock offered hereby ................   750,000 shares
     Common Stock outstanding after
     the offering ...............................    26,824,402(a)
     NYSE Symbol ................................       MAG


(a) Based on the number of shares of Common Stock outstanding on February 28, 1997. The consummation of the offering will not change the number of shares of Common Stock outstanding.

          All of the Securities are subject to the restrictions on transfer in and other terms of the Registration Rights Agreement. Under the Registration Rights Agreement, the Selling Stockholder may only transfer shares of Common Stock in certain types of transactions and under certain circumstances, including pursuant to the Registration contemplated hereby, pursuant to Rule 144 under the Securities Act, to the Company, in response to certain tender offers, and in certain negotiated transfers, whether registered or not.

          The Securities are being registered by the Company under the Registration Rights Agreement, pursuant to which the Company agreed, among other things, to file a Registration Statement for the sale of the shares of Common Stock offered hereby. The Company is generally required to bear the expenses of the registration of the shares of Common Stock offered hereby, including, without limitation, registration fees and legal and accounting fees. Underwriting discounts, commissions and fees and transfer taxes will be the responsibility of the Selling Stockholder. To date, expenses of the registration of the shares of Common Stock offered hereby are estimated at $39,600, all of which will be paid by the Company. The Company has agreed to indemnify the Selling Stockholder against certain liabilities under the Securities Act.

          Prohibited transactions under Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), could arise if, absent an available exemption, a person or entity which is a "party in interest," as defined under ERISA, or a "disqualified person," as defined under the Code, were to purchase any of the Securities being offered by the Selling Stockholder. Any such potential purchaser should consult with counsel in order to determine whether an exemption is available with respect to any such purchase.

                                 SELLING STOCKHOLDER

          The Selling Stockholder is Firstar Trust Company, as trustee under the Trust established pursuant to the Pension Plan. The Pension Plan is a defined benefit plan for the purposes of ERISA and is designed to provide employee participants with retirement income related to their salary and years of active service. U.S. Trust acts as investment manager of a segregated account of the Trust established pursuant to the Pension Plan, in which the shares of Common Stock offered hereby are held. Both Firstar Trust Company and U.S. Trust receive customary compensation for serving as trustee and investment manager, respectively.

          On June 28, 1996, the Company contributed to the Pension Plan 750,000 shares of Common Stock, having an aggregate fair market value on such date, in the hands of the Plan, of approximately $6,468,750 (determined by U.S. Trust based on an independent valuation expert retained by U.S. Trust). The Company did not receive any cash proceeds from the contribution of the Securities, although the contribution of the Securities reduced the Company's current or future funding obligations with respect to the Pension Plan. The proceeds of any sales of the Securities by the Selling Stockholder will be retained by the Pension Plan and used for the benefit of participating employees and retirees of the Company and their beneficiaries.

          U.S. Trust acts as investment manager pursuant to an investment management agreement with the Company and the Pension Plan administrator. In accordance with the terms of the investment management agreement, U.S. Trust is responsible for the management and disposition of the shares of Common Stock of the Company held by the Pension Plan and is a fiduciary of the Pension Plan. U.S. Trust, in exercising its fiduciary duty, will decide whether or not, and under what terms, it will direct the Selling Stockholder to sell the shares of Common Stock offered hereby. At the date of this Prospectus, the Pension Plan beneficially owned 750,000 shares of Common Stock, representing approximately 3% of the Company's outstanding shares of Common Stock. The Pension Plan is selling 750,000 shares of Common Stock pursuant to this offering, and assuming that all such shares are sold, the Pension Plan will beneficially own none of the outstanding shares of Common Stock after this offering.

                                     RISK FACTORS

          CERTAIN INFORMATION SET FORTH IN THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND IS SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, INCLUDING THOSE IDENTIFIED UNDER THIS CAPTION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

          IN ADDITION TO THE OTHER INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS.

Leverage

          During the late 1980s and early 1990s the Company grew rapidly, primarily through acquisitions of electrical equipment businesses supplemented by internal growth. The use of debt to finance the majority of the acquisitions left the Company with a relatively high degree of financial leverage in its balance sheet. Since March 1994, the Company's long-term debt has been reduced by approximately $225 million. As of December 31, 1996, the Company had long-term debt, including current portion, of approximately $297 million and total stockholders' equity of approximately $52 million. This leverage increases the Company's sensitivity to fluctuations in operating income and interest rates.

Dividend Policy

          The Company has never paid any cash dividends on its Common Stock and does not anticipate paying cash dividends in the near future. The ability of the Company to pay dividends on its Common Stock is restricted by provisions in the Company's loan agreements.

Recent Repositioning Actions

          In fiscal 1996 the Company implemented a repositioning program based on a company-wide operating review. As part of this repositioning, the Company included in its results for the fiscal year ended June 30, 1996 a total of $94.4 million in asset writedowns and reserves for its repositioning program. These included approximately $29.2 million of asset writedowns determined in accordance with FASB-121 which were primarily related to the Company's investment in a German subsidiary, reserves of approximately $50.5 million for repositioning of operations, warranty and other costs and a $14.7
million increase in valuation reserves for deferred tax assets.   Although
the Company believes the repositioning actions are appropriate, there can be no assurance that such repositioning will enable the Company to achieve significant or consistent improvements in profitability.

                                   USE OF PROCEEDS

          The Securities are being offered hereby for the account of the Selling Stockholder. Accordingly, the Company will not receive any of the proceeds from the sale of the Securities offered hereby.

                                 PLAN OF DISTRIBUTION

          Sales of the Securities offered hereby may be made on the New York Stock Exchange or the over-the-counter market, pursuant to Rule 144 promulgated under the Securities Act or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

          The Securities may be sold in (i) a block trade in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) transactions in which a broker or dealer acts as principal and resells the Securities for its account pursuant to this Prospectus, (iii) an exchange distribution in accordance with the rules of such exchange, and
(iv) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. The Selling Stockholder also may, from time to time, authorize underwriters acting as its agents to offer and sell Securities upon such terms and conditions as shall be set forth in a prospectus supplement. Underwriters, brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to sale. Such underwriters, brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any discounts and commissions received by them and any profit realized by them on the resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

          There is no assurance that the Selling Stockholder will offer for sale or sell any or all of the Securities covered by this Prospectus. The Company has been advised by the Selling Stockholder that it or its pledgees, donees, transferees or other successors in interest may sell all, a portion of, or none of the Securities covered by this Prospectus.

                                    LEGAL MATTERS

          The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Samuel A. Miley, Esq., Vice President, General Counsel and Secretary of the Company. Jones, Day, Reavis & Pogue, Chicago, Illinois, will pass on certain legal matters for U.S. Trust.

                                       EXPERTS

          The consolidated financial statements and schedule of MagneTek, Inc., included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                    MISCELLANEOUS

          NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT
CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING OTHER THAN
THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REGISTRANT OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE
AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the estimated expenses in connection with the distribution of the Securities registered hereby. The expenses in connection with the distribution contemplated by this Registration Statement will be borne by the Company, excepting printing expenses, which will be borne by the Selling Stockholder.

        SEC Registration Fee...........................  $ 2,472
        New York Stock Exchange Application Fee........    4,125
        Legal fees and expenses* ......................   15,000
        Accounting fees and expenses* .................    5,000
        Blue sky fees and expenses* ...................    3,000
        Printing expenses* ............................    5,000
        Miscellaneous* ................................    5,003
                                                         --------
              TOTAL* ..................................  $39,600
                                                         --------
                                                         --------
----------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, including grossly negligent business judgments made in good faith, except for liability (i) for breach of the duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit.

          As permitted by Section 145 of the Delaware General Corporation Law, the By-laws of the Registrant provide that the Registrant is required to indemnify its directors, officers, employees and agents, and persons serving in such capacities in other business enterprises at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary (except that the Registrant is not required to indemnify a person who (i) acted in bad faith, (ii) failed to act in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant,
(iii) in the case of a criminal proceeding, had reasonable cause to believe that such person's conduct was unlawful, or (iv) in the case of an action or suit by or in the right of the Registrant, has been adjudged liable for negligence or misconduct in the performance of such person's duty to the Registrant unless an appropriate court determines that such person is entitled to indemnity). Notwithstanding the foregoing, the Registrant is required to indemnify the expenses incurred by any director, officer, employee or agent who has been successful on the merits or otherwise in defense of any action, suit or proceeding. The Registrant may, but is not required to, advance expenses of a director of officer incurred in defending an action suit or proceeding provided that the Registrant receives an undertaking that such director or officer will repay the advanced funds in the event it is ultimately determined that such person is not entitled to indemnification. Indemnification under the Registrant's By-laws may only be made upon a determination by a quorum of disinterested directors (or, in certain circumstances, by independent legal counsel or the stockholders) that indemnification is proper in the circumstances because the applicable standard of conduct has been met. The indemnification provisions contained in the Registrant's By-laws may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

            The Registrant's By-laws also provide that the rights to indemnification provided for in the By-laws are not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, and further provide, in accordance with Section 145 of the Delaware General Corporation Law, that the Registrant may purchase and maintain insurance which protects its officers, directors, employees and agents, and persons serving in such capacities in other business enterprises at the Registrant's request, against any liabilities incurred in connection with their services in such capacities. Such an insurance policy has been obtained by the Registrant.

          The description of the Registrant's By-laws contained in the preceding paragraphs is qualified in its entirety by reference to the Registrant's By-laws (filed with the Commission as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 2, 1995, which is incorporated by reference herein).

          The Registrant has agreed to indemnify certain directors and officers of the Registrant for any damages suffered in connection with the exercise of certain registration rights.

ITEM 16.  EXHIBITS

          The following are filed as exhibits to this Registration Statement:

 Exhibit
 Number                            Description
--------                          -------------

   4(a) Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on November 21, 1989, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 filed on August 21, 1991, Commission File No. 33-41854.

   4(b) By-laws of the Company, as amended and restated, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1995, Commission File No. 1-10233.

   5.1 Opinion and consent of Samuel A. Miley, Esq., incorporated by reference to Exhibit 5.1 to the Company's Registration Statement on Form S-3 filed on November 12, 1996, Commission File No. 333-15933.

  10.1 Registration Rights Agreement between the Company and U.S. Trust Company of California, N.A., dated June 28, 1996, incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, Commission File No. 1-10233.

  23.1    Consent of Samuel A. Miley, Esq. (contained in Exhibit 5.1).

  23.2    Consent of Ernst & Young LLP, independent auditors.

  24.1 Power of Attorney (previously filed with signature page to the Company's Registration Statement on Form S-3 filed on November 12, 1996, Commission File No. 333-15933 and incorporated herein by this reference).

ITEM 17. UNDERTAKINGS

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered thereby and the offerings of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 18th day of March, 1997.

                                  MAGNETEK, INC.


                                  By:  /s/ Ronald N. Hoge*
                                      --------------------------
                                           Ronald N. Hoge
                                           President and
                                           Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                      Title                          Date
--------------------------    ----------------------           ---------------

  /s/ Andrew G. Galef*
--------------------------     Chairman of the Board            March 18, 1997
      Andrew G. Galef


  /s/ Ronald N. Hoge*           President, Chief Executive
--------------------------     Officer and Director             March 18, 1997
      Ronald N. Hoge           (Principal Executive Officer)


  /s/ Dewain K. Cross*
--------------------------     Director                          March 18, 1997
      Dewain K. Cross

  /s/ Paul J. Kofmehl*
--------------------------     Director                          March 18, 1997
      Paul J. Kofmehl


  /s/ Crocker Nevin*
--------------------------     Director                          March 18, 1997
      Crocker Nevin


  /s/ Marguerite W. Sallee*
--------------------------     Director                          March 18, 1997
      Marguerite W. Sallee


  /s/ Robert E. Wycoff*
--------------------------     Director                          March 18, 1997
      Robert E. Wycoff

  /s/ David P. Reiland*        Senior Vice President and
--------------------------     Chief Financial Officer           March 18, 1997
      David P. Reiland         (Principal Financial Officer)


  /s/ Thomas R. Kmak*
--------------------------     Vice President and Controller     March 18, 1997
      Thomas R. Kmak           (Principal Accounting Officer)


 *By:  /s/ Samuel A. Miley
      ---------------------
           Samuel A. Miley
           Attorney-in-Fact

                                 INDEX TO EXHIBITS


 Exhibit
 Number                             Description

   4(a) Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on November 21, 1989, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-3 filed on August 21, 1991, Commission File No. 33-41854.

   4(b) By-laws of the Company, as amended and restated, incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 1995, Commission File No. 1-10233.

   5.1 Opinion and consent of Samuel A. Miley, Esq., incorporated by reference to Exhibit 5.1 to the Company's Registration Statement on Form S-3 filed on November 12, 1996, Commission File No. 333-15933.

  10.1 Registration Rights Agreement between the Company and U.S. Trust Company of California, N.A., dated June 28, 1996, incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, Commission File No. 1-10233.

  23.1    Consent of Samuel A. Miley, Esq. (contained in Exhibit 5.1).

  23.2    Consent of Ernst & Young LLP, independent auditors.

  24.1 Power of Attorney (previously filed with signature page to the Company's Registration Statement on Form S-3 filed on November 12, 1996, Commission File No. 333-15933 and incorporated herein by this reference).